UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2010

The GC Net Lease REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-159167

MD	26-3335705
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2121 Rosecrans Avenue, Suite 3321 El Segundo, CA 90245

(Address of principal executive offices, including zip code)

(310) 606-5900

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

On December 30, 2010, Griffin Capital Corporation, the sponsor (the “Sponsor”) of The GC Net Lease REIT, Inc. (the “Registrant”), executed an Assignment Agreement, thereby assigning to the Registrant’s operating partnership all of the interest in The GC Net Lease (Loveland) Investors, LLC (“Purchaser”). Purchaser originally entered into a Purchase and Sale Agreement with One Directory Place LLC (“Seller”) on December 17, 2010 for the Quad/Graphics Property (defined below) (the “Purchase and Sale Agreement”). The information in this Item 1.01 is qualified in its entirety by the full Purchase and Sale Agreement, which is attached as Exhibit 10.1 hereto.

Item 2.01. Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

On December 30, 2010, the Registrant, through the Purchaser, a wholly-owned subsidiary of the Registrant’s operating partnership, closed on the purchase of an approximately 170,000 rentable square foot industrial printing facility with a two-story office component located in Loveland, Colorado (the “Quad/Graphics Property”). The acquisition price for the Quad/Graphics Property was $11.85 million, plus closing costs and acquisition expenses. In addition, the Registrant also funded a capital expenditures reserve of $260,000 for potential roof repairs. The acquisition was partially funded using approximately $7.9 million in debt obtained from a bridge loan provided by KeyBank National Association, with the remainder of the purchase price originating from proceeds from the Registrant’s initial public offering. See Item 2.03 below for further detail regarding the bridge loan.

The Registrant’s advisor earned $296,250 in acquisition fees, and is entitled to reimbursement of approximately $59,250 in acquisition expenses in connection with the acquisition of the Quad/Graphics Property. The Registrant’s advisor temporarily deferred the acquisition fee and expense reimbursements.

The Quad/Graphics Property is located on an approximately 15 acre tract of land in Loveland, Colorado, approximately 45 miles north of Denver and 20 miles north of Boulder. Loveland, Colorado is located just west of Interstate 25, northern Colorado’s primary north-south freeway, which connects Loveland to Denver and other major cities in the region.

The Quad/Graphics Property is leased in its entirety to World Color (USA), LLC under a triple-net lease (the “Quad/Graphics lease”), which lease is guaranteed by both World Color Press, Inc. and its parent company Quad/Graphics, Inc. (“Quad/Graphics”). Quad/Graphics is a publicly-traded printing company which acquired World Color Press, Inc. in July 2010, thereby creating one of the world’s largest printing companies. Quad/Graphics has operations throughout the United States, Latin America and Europe. Construction on the Quad/Graphics Property was originally completed in 1986 and the facility was expanded in 1996 and again in 2009 for a combined total of approximately 45,000 square feet in expansions. The Quad/Graphics Property is the company’s only dedicated directory printing facility in the Western United States, serving markets as far west as Hawaii. Its location on a private rail line allows the facility to receive railcar loads of printing paper rolls daily and is home to three state-of-the-art printing presses that allow the printing operations to function on a 24/7 basis. The property’s location is valuable to the company, given its immediate access to rail transportation, central location to markets served and room for additional expansion.

The Quad/Graphics lease commenced in 1995 and pursuant to subsequent amendments now expires in July 2022. The Quad/Graphics lease requires the tenant to pay an annual triple-net base rent of approximately $1.216 million ($7.16 per rentable square foot) through July 2020. From August 2020 through July 2022, the annual base rent is subject to annual CPI increases up to three percent (3%). The tenant has two options to renew the Quad/Graphics lease for an additional five-year term each at a triple-net base rental rate of the then-prevailing per square foot market rental rate for premises similar to the Quad/Graphics Property. This description of the Quad/Graphics lease is qualified in its entirety by the Lease between One Directory Place LLC and Directory Printing Company and all amendments thereto, which are attached as Exhibits 10.2 to 10.5 hereto.

Based upon the annual triple-net base rent payable to the Registrant and the acquisition price of $11.85 million, the implied initial capitalization rate is approximately 10.26%. The estimated going-in capitalization rate is determined by dividing the projected net rental payment for the first fiscal year the Registrant owns the property by the acquisition price (exclusive of closing and offering costs). Generally, pursuant to each lease, if the tenant is directly responsible for the payment of all property operating expenses, insurance and taxes, the net rental payment by the tenant to the landlord is equivalent to the base rental payment. The projected net rental payment includes assumptions that may not be indicative of the actual future performance of a property, including the assumption that the tenant will perform its obligations under its lease agreement during the next 12 months.

A small portion of the Quad/Graphics Property containing the railroad tracks and loading dock is owned by Burlington Northern Santa Fe Railway (“BNSF”). This parcel was leased from BNSF by the Seller and assigned to the Registrant at closing. The leases are generally terminable by either party on 30 days’ notice. There can be no assurance that the Registrant will continue to have access to the railroad tracks and loading dock on a long-term basis.

Since the Quad/Graphics Property is leased to a single tenant on a long-term basis under a net lease, the Registrant believes that financial information about the parent company of the tenant is more relevant to investors than financial statements of the property acquired. Quad/Graphics, the parent company and one of the guarantors of the Quad/Graphics lease, is a public company which currently files its financial statements in reports filed with the SEC, and the following is summary financial data regarding Quad/Graphics taken from its previously filed public reports:

	For the Nine Months Ended	For the Fiscal Year Ended
	9/30/2010	12/31/2009	12/31/2008	12/31/2007
	(in millions)
Consolidated Statements of Income
Revenues	$2,006.6	$1,788.5	$2,266.7	$2,048.8
Operating Income	(24.2)	112.4	174.3	246.7
Net Income (Loss)	(276.5)	53.1	100.5	176.4

	9/30/2010	12/31/2009	12/31/2008
Consolidated Balance Sheets
Total Assets	$5,055.2	$2,109.2	$2,326.4
Long-Term Debt	1,599.3	749.7	943.9
Shareholders’ Equity	1,392.5	781.9	745.5

If you would like to review more detailed financial information regarding Quad/Graphics, please refer to the financial statements of Quad/Graphics, which are publicly available with the SEC at http://www.sec.gov.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As described above, the Registrant obtained a bridge loan in the amount of approximately $7.9 million from KeyBank National Association (the “Bridge Loan”) to help fund the acquisition of the Quad/Graphics Property. The term of the Bridge Loan is six months, and it will bear interest at a rate of daily LIBOR plus 450 basis points, with an initial rate of 6.5%. These rates are subject to a minimum LIBOR of 2%. The Bridge Loan is guaranteed by various wholly-owned subsidiaries of the Registrant’s operating partnership, as well as by a personal guaranty of Kevin A. Shields, the Registrant’s President and Chairman.

The Registrant’s operating partnership is also currently a party to a credit facility provided by KeyBank National Association (the “Credit Facility”), the terms of which are described with more particularity in the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on November 15, 2010. Pursuant to the Second Amendment to Credit Facility dated December 30, 2010, the debt obtained from the Bridge Loan is secured under the Credit Facility. When the Bridge Loan is paid in full, the Quad/Graphics Property will serve as additional security for the Credit Facility, the guarantees issued in connection with the Bridge Loan will be released, and the Quad/Graphics Property may be refinanced pursuant to the terms of the Credit Facility.

Item 7.01. Regulation FD Disclosure

On January 6, 2011, the Registrant issued a press release regarding the transactions described above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Real Estate Acquired.

See Item 2.01 above.

(b) Pro forma financial information.

Since it is impracticable to provide the required pro forma financial information for the acquired real property described in Item 2.01 at the time of this filing and no pro forma financial information is available at this time, the Registrant hereby confirms that it intends to file the required pro forma financial information on or before March 18, 2011 by amendment to this Form 8-K.

(d) Exhibits.

10.1	Purchase and Sale Agreement by and between One Directory Place LLC and The GC Net Lease (Loveland) Investors, LLC

10.2	Lease between One Directory Place LLC and Directory Printing Company

10.3	First Amendment to Lease between One Directory Place LLC and Quebecor Printing Loveland, Inc.

10.4	Second Amendment to Lease between One Directory Place LLC and Quebecor World Loveland, Inc.

10.5	Third Amendment to Lease between One Directory Place LLC and World Color (USA), LLC

10.6	Lease Memorandum

99.1	Press Release Announcing the Acquisition of the Quad/Graphics Property

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The GC Net Lease REIT, Inc.

Date: January 6, 2011	By:	/s/ Kevin A. Shields
Kevin A. Shields
President